Exhibit 3.1

Delaware	Page 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “AYTU BIOSCIENCE, INC.”, CHANGING ITS NAME FROM “AYTU BIOSCIENCE, INC.” TO “AYTU BIOPHARMA, INC.”, FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF MARCH, A.D. 2021, AT 12:01 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE TWENTY-SECOND DAY OF MARCH, A.D. 2021.

5759344 8100 SR# 20210964899	Authentication: 202773040 Date: 03-19-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 06:37 PM 03/18/2021 FILED 12:01 AM 03/18/2021 SR 20210964899 - File Number 5759344

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
AYTU BIOSCIENCE, INC.

Aytu BioScience, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1. The name of the Corporation is Aytu BioScience, Inc. The Corporation’s current Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 8, 2015 (the “Certificate of Incorporation”).

2. Article I of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

The name of the corporation is Aytu BioPharma, Inc. (the “Company”).

3. This Certificate of Amendment of the Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141 and 242 of the DGCL.

4. This Certificate of Amendment shall be effective on March 22, 2021.

IN WITNESS WHEREOF, the undersigned authorized officer of the Corporation, has executed this Certificate of Amendment to the Certificate of Incorporation as of March 18, 2021.

AYTU BIOSCIENCE, INC.
(which is changing its name hereby to Aytu BioPharma, Inc.)

By:	/s/ Joshua Disbrow
Name:	Joshua Disbrow
Title:	Chief Executive Officer